Exhibit 1.1

EXECUTION COPY

AVIALL, INC.

4,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

February 8, 2005

Credit Suisse First Boston LLC

Eleven Madison Avenue

New York, NY 10010-3629

Dear Sirs:

1. Introductory. Carlyle Partners III, L.P., CPIII Coinvestment, L.P., Carlyle-Aviall Partners II, L.P. and Carlyle High Yield Partners, L.P. (collectively, the “Selling Securityholders”) propose to sell 4,000,000 shares of common stock (the “Common Stock”) of Aviall, Inc. (the “Company”) registered under the Registration Statement (as defined below) (such shares being referred to collectively herein as the “Offered Securities”). The firm listed on Schedule A hereto is hereinafter referred to as the “Underwriter”.

2. Representations and Warranties of the Company and the Selling Securityholders. (a) The Company represents and warrants to, and agrees with, the Underwriter that:

(i) A registration statement (No. 333-111816), including a prospectus, relating to the Offered Securities has been filed with the Securities and Exchange Commission (the “Commission”) and has become effective. Such registration statement, as amended as of the date of this Agreement, is hereinafter referred to as the “Registration Statement”, and the prospectus included in such Registration Statement, as supplemented by the prospectus supplement reflecting the terms of the offering of the Offered Securities to be filed (the “Filing”) with the Commission on or about February 10, 2005 pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Securities Act of 1933, as amended (the “Act”), including all material incorporated by reference therein as of the date of such filing, is hereinafter referred to as the “Prospectus”. No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

(ii) On the effective date of the Registration Statement and as of the date hereof, the Registration Statement and the Prospectus (including all material incorporated by reference therein prior to the Filing) conformed and conforms in all material respects to the requirements of the Act and the rules and regulations of the Commission (the “Rules and Regulations”) and did not and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to (statements in or omissions from any of such documents based upon written information furnished to the Company by (i) the Underwriter, if any, specifically for use therein or (ii) the Selling Securityholders, if any, specifically for use therein).

(iii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified (i) could not reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, or (ii) could not reasonably be expected to have a material adverse effect on the business, properties, condition (financial or otherwise), results of operations of the Company and its Subsidiaries (as defined below) taken as a whole (the occurrence of events described in clause (ii) being referred to herein as a “Material Adverse Effect”). “Subsidiary” shall mean in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization or other business entity of which a majority of the total voting power of all classes of capital stock and other equity interests of such entities then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, is at the time owned or controlled, directly or indirectly, by: (a) such Person, (b) such Person and one or more Subsidiaries of such Person, or (c) one or more Subsidiaries of such Person; provided that “Subsidiary” shall exclude any entity that conducts no business activities.

(iv) Each Subsidiary of the Company has been duly incorporated or organized and is an existing corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, with full corporate or limited liability company power and authority to own its properties and conduct its business as described in the Prospectus; and each Subsidiary of the Company is duly qualified to do business as a foreign corporation or limited liability company in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be in good standing or so qualified (i) could not reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, or (ii) could not reasonably be expected to have Material Adverse Effect.

(v) All of the outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and the outstanding shares of capital stock of each Subsidiary are owned by the Company, directly or through Subsidiaries, free from liens and encumbrances, except those created pursuant to that certain Second Amended and Restated Credit Agreement, dated as of June 30, 2003, among Aviall Services, Inc., the Company, the lenders party thereto and Citicorp USA, Inc., as Administrative Agent, as amended to date.

(vi) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized, validly issued, fully paid and nonassessable; and conform in all material respects to the description thereof contained in the Prospectus. The stockholders of the Company do not have any preemptive rights with respect to the issuance of additional shares of the Company’s common stock.

(vii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Subsidiary of the Company for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Offered Securities.

(viii) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act, other than those held by the Selling Securityholders and their affiliates.

(ix) The Offered Securities have been listed on the New York Stock Exchange.

(x) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws.

(xi) The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein and the sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any Subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject, or the charter, by-laws or other organizational documents of the Company or any such Subsidiary; except for such breaches, violations and defaults that (i) could not reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, or (ii) could not reasonably be expected to have a Material Adverse Effect.

(xii) This Agreement has been duly authorized, executed and delivered by the Company.

(xiii) The Company and each of its Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except where the failure to own or lease such properties would not result in a Material Adverse Effect.

(xiv) The Company and its Subsidiaries possess adequate certificates, authorities or permits issued by appropriate federal, state or foreign regulatory authorities necessary to conduct the business now operated by them, except where the failure to possess such certificates, authorities or permits would not have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Subsidiaries, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xv) No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xvi) The Company and its Subsidiaries own, possess or can acquire on reasonable terms, adequate licenses, trademarks, trade names and other rights to patents, copyrights and other intellectual property (collectively, “intellectual property rights”) presently employed by them, the failure of which to own, possess or acquire on reasonable terms would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Subsidiaries, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xvii) Except as disclosed in the Prospectus, the Company and its Subsidiaries are (i) in compliance with any applicable foreign, federal, state or local statute, rule or regulation relating to the use, disposal or release of hazardous or toxic substances or relating to the protection of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable environmental laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with environmental laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect.

(xviii) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or involving the Company, any of its Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its Subsidiaries, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or could, individually or in the aggregate, reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement.

(xix) The consolidated historical financial statements and schedules of the Company and its consolidated Subsidiaries included in the Registration Statement and Prospectus present fairly in all material respects the financial condition of the Company and its consolidated Subsidiaries as of the dates indicated and their results of operations and cash flows for the periods indicated, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis (except as otherwise noted therein).

(xx) Except as set forth or contemplated in the Prospectus, since the date of the latest financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change in the condition (financial or other), business, properties, prospects or results of operations of the Company and its Subsidiaries, taken as a whole.

(xxi) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(xxii) Each of the Company and its Subsidiaries is not an “investment company” as defined in the United States Investment Company Act of 1940 (the “Investment Company Act”).

(xxiii) Other than agreements with the Selling Securityholders and their affiliates, neither the Company nor any of its Subsidiaries has entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities, except for this Agreement and a lock up agreement with the underwriter.

(b) Each of the Selling Securityholders severally but not jointly represents and warrants to, and agrees with, the Underwriter that:

(i) Each Selling Securityholder has, and on the Closing Date will have, valid and unencumbered title to the Offered Securities to be delivered by such Selling Securityholder on the Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Securityholder on the Closing Date under this Agreement; and upon the delivery of and payment for the Offered Securities on the Closing Date under this Agreement the Underwriter will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Securityholder on the Closing Date; and delivery of the certificates representing the Offered Securities to be sold by each Selling Securityholder to the Underwriter, together with stock powers duly endorsed either to the Underwriter or in blank by an effective endorsement, and payment therefor pursuant to this Agreement will pass valid title to such Offered Securities, free and clear of any “adverse claim” within the meaning of Section 8-102(a)(1) of the New York Uniform Commercial Code, to each Underwriter who has purchased such Offered Securities without “notice of an adverse claim” in respect of such Offered Securities within the meaning of Section 8-105 of the New York Uniform Commercial Code.

(ii) On the effective date of the Registration Statement, the Registration Statement did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Registration Statement and the Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing applies only to the extent that any statements in or omissions from the Registration Statement or Prospectus are based on written information furnished to the Company by each of the Selling Securityholders specifically for use therein, it being understood and agreed that the only such information furnished to the Company by each of the Selling Securityholders consists of the name of the selling stockholder (as such term is used in the Prospectus), the number of Offered Securities to be offered by the selling stockholder and the address and other information with respect to the selling stockholder (excluding any percentages), which appear under the caption “Selling Stockholder” in the Prospectus.

(iii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between any of the Selling Securityholders and any person that would give rise to a valid claim against any such Selling Securityholder, any affiliate of such Selling Securityholder or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(iv) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities by any of the Selling Securityholders, except such as have been obtained and made under the Act and the Rules and Regulations of the Commission thereunder and such as may be required under state securities or blue sky laws in connection with the offer and sale of the Offered Securities by such Selling Securityholders.

(v) The execution and delivery by each Selling Securityholder of, and the performance by each Selling Securityholder of its obligations under, this Agreement will not contravene any provision of applicable law, or the agreement of limited partnership of any such Selling Securityholder, or any agreement or other instrument binding upon any such Selling Securityholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over any such Selling Securityholder, except for any contraventions of an agreement, instrument, judgment, order or decree which could not, individually or in the aggregate, reasonably be expected to adversely affect each Selling Securityholder’s ability to fulfill its respective obligations under and consummate the transactions contemplated by this Agreement or result in the creation or imposition of any security interest, lien or other encumbrance on any of the Offered Securities being sold by such Selling Securityholder under this Agreement.

(vi) Each Selling Securityholder is not prompted by any information concerning the Company or its Subsidiaries which is not set forth in the Prospectus to sell the Offered Securities pursuant to this Agreement.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions set forth herein, each Selling Securityholder severally but not jointly agrees to sell to the Underwriter, and the Underwriter agrees to purchase from each Selling Securityholder, at a purchase price of $28.291 per share, the numbers of shares of Offered Securities set forth underneath the name of the each Selling Securityholder in Schedule A hereto.

The Selling Securityholders agree that the shares represented by the certificates evidencing such shares are subject to the interests of the Underwriter hereunder and that the obligations of the Selling Securityholders hereunder shall not be terminated by operation of law or any other event.

The Selling Securityholders will deliver the Offered Securities to the Underwriter against payment of the purchase price in Federal (same day) funds by official wire transfer to an account at a bank acceptable to the Underwriter at the office of Cravath, Swaine & Moore LLP, at 9:00 A.M., New York time, on February 11, 2005 or at such other time not later than seven full business days thereafter as the Underwriter, the Selling Securityholders and the Company determine, such time being herein referred to as the “Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Offered Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Underwriter requests and will be made available for checking and packaging at the above office at least 24 hours prior to the Closing Date.

4. Certain Agreements of the Company and the Selling Securityholders. The Company agrees with the Underwriter and the Selling Securityholders that it will furnish to counsel for the Underwriter three copies of the signed registration statement relating to the Offered Securities, including all exhibits, in the form it became effective and of all amendments thereto and the Company and the Selling Securityholders, as applicable, agree that, in connection with the offering of the Offered Securities:

(a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) not later than the second business day following the execution and delivery of this Agreement. The Company will advise the Underwriter promptly of such filing.

(b) The Company will advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by the Underwriter or any dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Company promptly will notify the Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriter’s consent to, nor the Underwriter’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

(d) As soon as practicable, but not later than the Availability Date (as defined herein), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and (iii) the date of the Company’s most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such effective date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(e) The Company will furnish to the Underwriter copies of the Registration Statement, including all exhibits, the related preliminary prospectus, the related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case, if any, as soon as reasonably practicable or available and in such quantities as the Underwriter reasonably requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the second business day following the execution and delivery of this Agreement. The Company will pay the expenses of printing and distributing to the Underwriter all such documents.

(f) The Company will cooperate with the Underwriter in connection with the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter designates and will continue such qualifications in effect so long as required for the distribution of the Offered Securities; provided, however, in no event shall the Company or any of its Subsidiaries be required (i) to file a general consent to service of process in any jurisdiction in which it is not presently subject or (ii) to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

(g) During the period of three years following the date of this Agreement, the Company will furnish, upon written request, to the Underwriter, (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; (ii) as soon as practicable, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders and (iii) from time to time, such other information concerning the Company as the Underwriter may reasonably request regarding the Company or its Subsidiaries (which such other information you shall agree to keep as confidential to the extent such information is identified by the Company as being of a confidential nature).

(h) The Company will pay all expenses incident to the performance of its and the Selling Securityholders’ respective obligations under this Agreement (other than underwriting discounts and commissions, which will be paid by the Selling Securityholders), for any filing fees or other expenses (including fees and disbursements of counsel) in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter may designate and the printing of memoranda relating thereto, for any applicable filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Offered Securities, for any transfer taxes on the sale by the Selling Securityholders of the Offered Securities to the Underwriter and for expenses incurred in distributing the Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriter.

(i) In connection with the offering, until the Underwriter shall have notified the Company of the completion of the distribution of the Offered Securities, none of the Company and any of its officers or directors and the Selling Securityholders and their affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which any such person has a beneficial interest, any Offered Securities or attempt to induce any person to purchase any Offered Securities; and none of the Company and any of its officers or directors and the Selling Securityholders and their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(j) The Selling Securityholders agree to deliver to the Underwriter, attention: Equity Syndicate Department, on or prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(k) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by the Underwriter or any dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Selling Securityholders will promptly notify the Underwriter and the Company of such event.

5. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy in all material respects of the representations and warranties on the part of the Company and the Selling Securityholders herein, to the accuracy in all material respects of the statements of Company officers made pursuant to the provisions hereof, to the performance in all material respects by the Company and the Selling Securityholders of their obligations hereunder and to the following additional conditions precedent:

(a) On the Closing Date, the Underwriter shall have received a letter, dated the date of this Agreement, of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder, in form and substance reasonably acceptable to the Underwriter.

(b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. As of the Closing Date, no stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, the Selling Securityholders or the Underwriter, shall be threatened by the Commission.

(c) Subsequent to the execution of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties, prospects or results of operations of the Company and its Subsidiaries taken as one enterprise which, in the judgment of the Underwriter, is materially adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or any of its Subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Underwriter, be likely to prejudice materially the success of the proposed issue, sale or disposition of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company or any of its Subsidiaries on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d) The Underwriter shall have received an opinion, dated the Closing Date, of Jeffrey J. Murphy, counsel of the Company, in form and substance reasonably satisfactory to the Underwriter and its counsel.

(e) The Underwriter shall have received an opinion, dated the Closing Date, of Haynes and Boone LLP, counsel for the Company, in form and substance reasonably satisfactory to the Underwriter and its counsel.

(f) The Underwriter shall have received an opinion, dated the Closing Date, of Latham & Watkins LLP, counsel for the Selling Securityholders, in form and substance reasonably satisfactory to the Underwriter and its counsel.

(g) The Underwriter shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Registration Statement, the Prospectus and other related matters as the Underwriter may require, and the Company and the Selling Securityholders shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h) The Underwriter shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct in all material respects, that the Company has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission and that, subsequent to the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change in the condition (financial or other), business, properties, prospects or results of operations of the Company and its Subsidiaries taken as a whole, except as set forth or contemplated in the Prospectus.

(i) The Underwriter shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Selling Securityholders in which such officers, to the best of their knowledge and after reasonable investigation and in their capacity as such officers, on behalf of the Selling Securityholders, shall state that: all the representations and warranties of the Selling Securityholders contained in this Agreement are true and correct on the date hereof with the same force and effect as if made on and as of the date hereof; and the Selling Securityholders have complied with all of the agreements and satisfied all conditions on its part contained in this Agreement and required to be complied with or satisfied by the Selling Securityholders on or prior to the Closing Date.

(j) The “lock-up” agreements between the Underwriter and the Company, the Selling Securityholders, Allan H. Holt and Peter J. Clare, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

The Company and the Selling Securityholders will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably request. The Underwriter may waive compliance with any conditions to the obligations of the Underwriter under this Agreement.

6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless the Underwriter, its directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by (i) the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in this Agreement or (ii) the Selling Securityholders specifically for use therein, it being understood and agreed that the only such information furnished by the Selling Securityholders consists of the information described as such in this Agreement.

(b) The Selling Securityholders severally and not jointly will indemnify and hold harmless the Company, the Underwriter, each of their directors and officers and each person, if any, who controls the Company or the Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholders specifically for use therein and will reimburse the Company and/or the Underwriter for any legal or other expenses reasonably incurred by the Company and/or the Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Securityholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in this Agreement; and provided, further, that the liability under this subsection (b) shall be limited to an amount equal to the net proceeds to the Selling Securityholders from the sale of Offered Securities hereunder.

(c) The Underwriter will indemnify and hold harmless the Company, the Selling Securityholders, their respective directors and officers and each person, if any, who controls the Company or any of the Selling Securityholders within the meaning of Section 15 of the Act against any losses, claims, damages or liabilities to which the Company or the Selling Securityholders may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and the Selling Securityholders in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of the name of the Underwriter, the pricing information set forth on the cover page and the last paragraph under the caption “Underwriting” in the Prospectus.

(d) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, which shall not be unreasonably withheld, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, which shall not be unreasonably withheld, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Securityholders on the one hand and the Underwriter on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Securityholders on the one hand and the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Securityholders on the one hand and the Underwriter on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Securityholders bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Securityholders or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), the Selling Securityholders shall not be required to contribute any amount in excess of an amount equal to the net proceeds to the Selling Securityholders from the sale of Offered Securities hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The obligations of the Company and the Selling Securityholders under this Section shall be in addition to any liability which the Company and the Selling Securityholders may otherwise have and shall extend, upon the same terms and conditions, to each partner, director and officer of, and each person, if any, who controls, the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

7. [intentionally omitted]

8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Securityholders, the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Selling Securityholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Underwriter is not consummated, the Company and the Selling Securityholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 4 and the respective obligations of the Company, the Selling Securityholders and the Underwriter pursuant to Section 6 shall remain in effect. If the purchase of the Offered Securities by the Underwriter is not consummated as a result of a failure by the Company to fulfill any of the conditions precedent contained in Sections 5(b), (c)(i), (c)(ii), (c)(v), and (h) or a failure by the Company to fulfill its obligations under this Agreement for any other reason, then the Company shall reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated as a result of a failure by the Selling Stockholders to fulfill any of the conditions precedent contained in Sections 5(i) and 5(j) or a refusal by the Selling Stockholders to consummate the sale of the Offered Securities for any other reason, then the Selling Stockholders shall reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities.

9. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to them at their address furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Aviall, Inc., 2750 Regent Boulevard, DFW Airport, TX 75261, Attention of Jeffrey J. Murphy, Esq., or, if sent to the Selling Securityholders, will be mailed, delivered or telegraphed and confirmed to them c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505, Attention of Peter J. Clare.

10. Successors. This Agreement will inure to the benefit of and be binding upon the Company, the Selling Securityholders and the Underwriter and their respective successors, personal representatives and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

12. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

13. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company and the Selling Securityholders hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Very truly yours,

CARLYLE PARTNERS III, L.P.

By:	/s/ Peter Clare
Name: Peter Clare Title: Attorney-in-Fact

CPIII COINVESTMENT, L.P.

By:	/s/ Peter Clare
Name: Peter Clare Title: Attorney-in-Fact

CARLYLE-AVIALL PARTNERS II, L.P.

By:	/s/ Peter Clare
Name: Peter Clare Title: Attorney-in-Fact

CARLYLE HIGH YIELD PARTNERS, L.P.

BY: TCG HIGH YIELD, L.L.C., ITS GENERAL PARTNER

BY: TCG HIGH YIELD HOLDINGS, L.L.C., ITS MANAGING MEMBER

BY: TC GROUP, L.L.C., ITS MANAGING MEMBER

BY: TCG HOLDINGS, L.L.C., ITS MANAGING MEMBER

By:	/s/ Peter Clare
Name: Peter Clare Title: Attorney-in-Fact

AVIALL, INC.

By:	/s/ Jeffrey J. Murphy
	Name:	Jeffrey J. Murphy
	Title:	Senior Vice President, Law and Human Resources, Secretary and General Counsel

This Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC

By	/s/ John Craig Oxman
Name: John Craig Oxman Title: Managing Director

SCHEDULE A

Underwriter	Number of Offered Securities to be Purchased From Each Selling Securityholder
	Carlyle Partners III, L.P.	CPIII Coinvestment, L.P.	Carlyle-Aviall Partners II, L.P.	Carlyle High Yield Partners, L.P.
Credit Suisse First Boston LLC	3,520,534	182,709	91,247	205,510